UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2012, TranSwitch Corporation (the “Company”) received a letter from Nasdaq notifying it that the closing bid price of its common stock was below the $1.00 minimum bid price requirement and, as a result, the Company no longer complied with the minimum bid price requirement under Listing Rule 5550(a)(2). On February 26, 2013, the Company received a letter from Nasdaq notifying it that the Company was no longer in compliance with the minimum stockholders’ equity requirement under Listing Rule 5550(b)(1). On June 6, 2013, the Company received a letter from the Listing Qualifications Department of Nasdaq advising it that, unless it appealed the determination, its securities would be scheduled for delisting. The Company appealed the determination to a Hearings Panel (the “Panel”), which automatically stayed the delisting of the Company’s securities pending the issuance of a decision by the Panel. The Company made a presentation to the Panel on July 11, 2013.

On August 21, 2013, following the Company’s detailed review of numerous factors, including the aforementioned Nasdaq letters and hearing, the applicable Nasdaq rules and regulations, the benefits generated by the maintenance of the listing, the Company’s current share price and stockholders’ equity, and the feasibility of ongoing compliance with the Nasdaq listing requirements, the Company determined to withdraw its appeal.

As a result of the withdrawal of its appeal, the Company received a letter on August 21, 2013 from Nasdaq stating that the Company’s shares would be suspended from trading on Nasdaq at the open of business on Thursday, August 22, 2013, and that Nasdaq would file a Form 25, Notification of Delisting, with the SEC. The Company will continue to file periodic reports with the SEC pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Following the suspension of trading on Nasdaq, the Company’s shares will be quoted on the OTCQB tier of OTC Markets under its ticker symbol “TXCC”. The OTCQB is a market tier for OTC-traded companies that are registered and reporting with the SEC.

On August 19, 2013, the Company issued a press release announcing its determination to delist its shares from Nasdaq. On August, 21, 2013, the Company issued a press release correcting its August 19th announcement and announcing its determination to withdraw its appeal. Copies of such press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On August 21, 2013, the Company closed a previously announced transaction with Ilex Partners, LLC (the “Buyer”) to sell an aggregate of approximately 9.8 million shares of its common stock to the Buyer for gross proceeds, before deducting fees and expenses, of approximately $2.5 million. A copy of the press release announcing the closing is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of TranSwitch Corporation dated August 19, 2013
99.2	Press Release of TranSwitch Corporation dated August 21, 2013

99.3	Press Release of TranSwitch Corporation dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation

Date: August 22, 2013	By:	/s/ Robert Bosi
Name: Robert Bosi
Title: Chief Financial Officer